Exhibit 24.1

MUSCLEPHARM CORPORATION

Power of Attorney

of Director and/or Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints each of Ryan Drexler and John Price and as his or her true and lawful agent, proxy and attorney-in-fact, each acting alone with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to a Registration Statement on Form S-8 together with all schedules and exhibits thereto in connection with the registration under the Securities Act of 1933, as amended, of up to 2,000,000 shares of common stock of MusclePharm Corporation, adjusted for any change in the number of outstanding shares of common stock resulting from stock splits, stock dividends or similar transactions occurring after the date hereof, which may be issued pursuant to the MusclePharm Corporation 2015 Incentive Compensation Plan, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming that all such agents, proxies and attorneys-in-fact, any of them or any of his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

To effect the above, each of the undersigned has executed this Power of Attorney as of the date indicated beside each name.

/s/ Michael J. Doron	Director	July 1, 2016
Michael J. Doron

/s/ William Bush	Director	July 2, 2016
William Bush

/s/ Stacey Jenkins	Director	July 1, 2016
Stacey Jenkins